UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CHECKPOINT THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CHECKPOINT THERAPEUTICS, INC.

2 Gansevoort Street, 9th Floor

New York, New York 10014

Dear Stockholder:

You are cordially invited to the Annual Meeting of Stockholders (the “Annual Meeting”) of Checkpoint Therapeutics, Inc. (“Checkpoint” or the “Company”), to be held at 10:00 a.m. local time, on Wednesday, June 13, 2018, at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, New York 10016. At the meeting, the stockholders will be asked to (i) elect five directors for a term of one year, (ii) ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2018, and (iii) approve an amendment to our Amended and Restated Certificate of Incorporation to increase our authorized shares of common stock by 10,000,000 shares from 50,000,000 to 60,000,000 and decrease the number of shares designated “Class A Common Stock” from 15,000,000 to 7,000,000. You will also have the opportunity to ask questions and make comments at the meeting.

In accordance with the rules and regulations of the Securities and Exchange Commission, we are furnishing our proxy statement and annual report to stockholders for the year ended December 31, 2017 on the Internet. You may have already received our “Important Notice Regarding the Availability of Proxy Materials,” which was mailed on or about April 30, 2018. That notice described how you can obtain our proxy statement and annual report. You can also receive paper copies of our proxy statement and annual report upon request.

It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking our proxy card and returning it as directed. If you do attend the meeting and wish to vote in person, you may revoke your proxy at the meeting.

If you have any questions about the proxy statement or the accompanying 2017 Annual Report, please contact Garrett Gray, our Vice President, Finance and Accounting at (781) 652-4500.

We look forward to seeing you at the Annual Meeting.

Sincerely,

James F. Oliviero
President and Chief Executive Officer

April 30, 2018

New York, New York

CHECKPOINT THERAPEUTICS, INC.

2 Gansevoort Street, 9th Floor

New York, New York 10014

NOTICE OF Annual Meeting OF STOCKHOLDERS

The Annual Meeting of Stockholders of Checkpoint Therapeutics, Inc. will be held at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, New York 10016, on Wednesday, June 13, 2018, at 10:00 a.m., local time. At the meeting, stockholders will consider and act on the following items:

1.	Elect five directors for a term of one year;

2.	Ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2018;

3.	Approve an amendment to our Amended and Restated Certificate of Incorporation to increase our authorized shares of common stock by 10,000,000 shares from 50,000,000 to 60,000,000 and decrease the number of shares designated “Class A Common Stock” from 15,000,000 to 7,000,000; and

4.	Transact any other business that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

Only those stockholders of record as of the close of business on April 16, 2018, are entitled to vote at the Annual Meeting or any postponements or adjournments thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for your inspection beginning May 21, 2018, at our offices located at 2 Gansevoort Street, New York, New York 10014, between the hours of 10:00 a.m. and 5:00 p.m., local time, each business day.

YOUR VOTE IS IMPORTANT!

Instructions on how to vote your shares via the Internet are contained on the “Important Notice Regarding the Availability of Proxy Materials,” which was mailed on or about April 30, 2018. Instructions on how to obtain a paper copy of our proxy statement and annual report to stockholders for the year ended December 31, 2017 are listed on the “Important Notice Regarding the Availability of Proxy Materials.” These materials can also be viewed online by following the instructions listed on the “Important Notice Regarding the Availability of Proxy Materials.”

If you choose to receive a paper copy of our proxy statement and annual report, you may vote your shares by completing and returning the proxy card that will be enclosed.

Submitting your proxy does not affect your right to vote in person if you decide to attend the Annual Meeting. You are urged to submit your proxy as soon as possible, regardless of whether or not you expect to attend the Annual Meeting. You may revoke your proxy at any time before it is voted at the Annual Meeting by (i) delivering written notice to our Corporate Secretary, Garrett Gray, at our address above, (ii) submitting a later dated proxy card, (iii) voting again via the Internet as described in the “Important Notice Regarding the Availability of Proxy Materials,” or (iv) attending the Annual Meeting and voting in person. No revocation under (i) or (ii) will be effective unless written notice or the proxy card is received by our Corporate Secretary at or before the Annual Meeting.

When you submit your proxy, you authorize James F. Oliviero and Garrett Gray to vote your shares at the Annual Meeting and on any adjournments of the Annual Meeting in accordance with your instructions.

By Order of the Board of Directors,

Garrett Gray
Corporate Secretary

April 30, 2018

New York, New York

CHECKPOINT THERAPEUTICS, INC.

2 Gansevoort Street, 9th Floor

New York, New York 10014

Phone: (781) 652-4500

Fax: (646) 619-4950

PROXY STATEMENT

This proxy statement is being made available via Internet access, beginning on or about April 30, 2018, to the owners of shares of common stock of Checkpoint Therapeutics, Inc. (the “Company,” “our,” “we,” or “Checkpoint”) as of April 16, 2018, in connection with the solicitation of proxies by our Board of Directors for our 2018 Annual Meeting of Stockholders (the “Annual Meeting”). On or about April 30, 2018, we sent an “Important Notice Regarding the Availability of Proxy Materials” to our stockholders. If you received this notice by mail, you will not automatically receive by mail our proxy statement and annual report to stockholders for the year ended December 31, 2017. If you would like to receive a printed copy of our proxy statement, annual report and proxy card, please follow the instructions for requesting such materials in the notice. Upon request, we will promptly mail you paper copies of such materials free of charge.

The Annual Meeting will take place at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, New York 10016 on Wednesday, June 13, 2018, at 10:00 a.m., local time. Our Board of Directors encourages you to read this document thoroughly and take this opportunity to vote, via proxy, on the matters to be decided at the Annual Meeting. As discussed below, you may revoke your proxy at any time before your shares are voted at the Annual Meeting.

 i

 ii

QUESTIONS AND ANSWERS

Q. Why did I receive an “Important Notice Regarding the Availability of Proxy Materials”?

A.	In accordance with Securities and Exchange Commission (“SEC”) rules, instead of mailing a printed copy of our proxy materials, we may send an “Important Notice Regarding the Availability of Proxy Materials” to stockholders. All stockholders will have the ability to access the proxy materials on a website referred to in the notice or to request a printed set of these materials at no charge. You will not receive a printed copy of the proxy materials unless you specifically request one from us. Instead, the notice instructs you as to how you may access and review all of the important information contained in the proxy materials via the Internet and submit your vote via the Internet.

Q. What is the purpose of the Annual Meeting?

A.	At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders accompanying this proxy statement, including (i) the election of five directors for a term of one year, (ii) ratifying the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2018, (iii) approve an amendment to our Amended and Restated Certificate of Incorporation, and (iv) transacting any other business that may properly come before the 2018 Annual Meeting or any adjournment thereof.

Q. Who is entitled to vote at our Annual Meeting?

A.	The record holders of our common stock at the close of business on the record date, April 16, 2018, may vote at the Annual Meeting. Each share of common stock is entitled to one vote. There were 25,015,088 shares of common stock and 7,000,000 shares of Class A common stock outstanding on the record date and entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting, including the address of and number of shares held by each stockholder of record, will be available for your inspection beginning May 21, 2018, at our offices located at 2 Gansevoort Street, New York, New York 10014, between the hours of 10:00 a.m. and 5:00 p.m., local time, each business day.

Q. How do I vote?

A.	You may vote in person at the Annual Meeting, by use of a proxy card if you receive a printed copy of our proxy materials, via Internet as directed in our “Important Notice Regarding the Availability of Proxy Materials,” or by telephone as indicated in the proxy card.

Q. What is a proxy?

A.	A proxy is a person you appoint to vote your shares on your behalf. If you are unable to attend the Annual Meeting, our Board of Directors is seeking your appointment of a proxy so that your shares may be voted. If you vote by proxy, you will be designating James F. Oliviero, our President and Chief Executive Officer, and Garrett Gray, our Vice President, Finance and Accounting, as your proxies. Mr. Oliviero and/or Mr. Gray may act on your behalf and have the authority to appoint a substitute to act as your proxy.

Q. How will my shares be voted if I vote by proxy?

A.	Your proxy will be voted according to the instructions you provide. If you complete and submit your proxy but do not otherwise provide instructions on how to vote your shares, your shares will be voted (i) “FOR” the individuals nominated to serve as members of our Board of Directors, (ii) “FOR” the ratification of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2018, and (iii) “FOR” the approval of an amendment to our Amended and Restated Certificate of Incorporation. Presently, our Board does not know of any other matter that may come before the Annual Meeting. However, your proxies are authorized to vote on your behalf, using their discretion, on any other business that properly comes before the Annual Meeting.

Q. How do I revoke my proxy?

A.	You may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

•	delivering written notice to our Corporate Secretary, Garrett Gray, at our address above;

1

•	submitting a later dated proxy card or voting again via the Internet as described in the “Important Notice Regarding the Availability of Proxy Materials”; or

•	attending the Annual Meeting and voting in person.

Q. Is my vote confidential?

A.	Yes. All votes remain confidential.

Q. How are votes counted?

A.	Before the Annual Meeting, our Board of Directors will appoint one or more inspectors of election for the meeting. The inspector(s) will determine the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies. The inspector(s) will also receive, count, and tabulate ballots and votes and determine the results of the voting on each matter that comes before the Annual Meeting.

Abstentions and votes withheld, and shares represented by proxies reflecting abstentions or votes withheld, will be treated as present for purposes of determining the existence of a quorum at the Annual Meeting. They will not be considered as votes “for” or “against” any matter for which the stockholder has indicated their intention to abstain or withhold their vote, except for abstentions under Proposals Two and Three, which will have the same effect as a vote against. Broker or nominee non-votes, which occur when shares held in “street name” by brokers or nominees who indicate that they do not have discretionary authority to vote on a particular matter, will not be considered as votes “for” or “against” that particular matter. Broker and nominee non-votes will be treated as present for purposes of determining the existence of a quorum, and may be entitled to vote on certain matters at the Annual Meeting.

Q. What constitutes a quorum at the Annual Meeting?

A.	In accordance with Delaware law (the law under which we are incorporated) and our Bylaws, the presence at the Annual Meeting, by proxy or in person, of the holders of a majority of the outstanding shares of the capital stock entitled to vote at the Annual Meeting constitutes a quorum, thereby permitting the stockholders to conduct business at the Annual Meeting. Abstentions, votes withheld, and broker or nominee non-votes will be included in the calculation of the number of shares considered present at the Annual Meeting for purposes of determining the existence of a quorum.

If a quorum is not present at the Annual Meeting, a majority of the stockholders present in person and by proxy may adjourn the meeting to another date. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting by our Board, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the originally called meeting.

Q. What vote is required to elect our directors for a one-year term?

A.	The affirmative vote of a plurality of the votes of the shares present, in person or by proxy, at the Annual Meeting is required for the election of each of the nominees for director. “Plurality” means that the nominees receiving the largest number of votes up to the number of directors to be elected at the Annual Meeting will be duly elected as directors. Abstentions, votes withheld, and broker or nominee non-votes will not affect the outcome of director elections.

Q. What vote is required to ratify BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2018?

A. The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the ratification of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2018. Abstentions will have the same effect as a negative vote. However, broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will not have the effect of a vote against this proposal as they are not considered to be present and entitled to vote on this matter.

2

Q. What vote is required to approve an amendment to our Amended and Restated Certificate of Incorporation?

A. The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve an amendment to our Amended and Restated Certificate of Incorporation. Abstentions will have the same effect as a negative vote. However, broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will not have the effect of a vote against this proposal as they are not considered to be present and entitled to vote on this matter.

Q. What percentage of our outstanding common stock do our directors, executive officers, and 5% beneficial owners own?

A.	As of April 16, 2018, our directors, executive officers, and 5% beneficial owners owned, or have the right to acquire, approximately 27.9% of our outstanding common stock and 100% of our Class A common stock. See the discussion under the heading “Stock Ownership of Our Directors, Executive Officers, and 5% Beneficial Owners” on page 22 for more details.

Q. Who was our independent public accountant for the year ending December 31, 2017? Will they be represented at the Annual Meeting?

A.	BDO USA, LLP is the independent registered public accounting firm that audited our financial statements for the year ending December 31, 2017. We expect a representative of BDO USA, LLP to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

Q. How can I obtain a copy of our annual report on Form 10-K?

A.	We have filed our annual report on Form 10-K for the year ended December 31, 2017, with the SEC. The annual report on Form 10-K is also included in the 2017 Annual Report to Stockholders. You may obtain, free of charge, a copy of our annual report on Form 10-K, including financial statements, by writing to our Corporate Secretary, Garrett Gray, or by email at info@checkpointtx.com. Upon request, we will also furnish any exhibits to the annual report on Form 10-K as filed with the SEC.

3

CORPORATE GOVERNANCE

Our Board of Directors

Our bylaws provide that our Board shall consist of between one and nine directors, and such number of directors within this range may be determined from time to time by resolution of our board of directors or our stockholders. Currently, we have five directors. The following individuals are being nominated to serve on our Board (See “Proposal 1 – Election of Directors; Nominees”):

Name	Age	Position	Director Since
Michael S. Weiss	52	Chairman of the Board of Directors	2015
Scott Boilen	51	Director	2016
Neil Herskowitz	61	Director	2015
Lindsay A. Rosenwald, M.D.	63	Director	2014
Barry Salzman	56	Director	2016

The Board does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairman, as the Board believes that it is in the best interests of the Company to make that determination based on the direction of the Company and the current membership of the Board. The Board has determined that at present having a director who is an executive officer serve as the Chairman is not in the best interest of the Company’s stockholders at this time.

Checkpoint has a risk management program overseen by James Oliviero, our President and Chief Executive Officer and the Board. Mr. Oliviero and management identify material risks and prioritize them for our Board. Our Board regularly reviews information regarding our credit, liquidity, operations, and compliance as well as the risks associated with each.

The following biographies set forth the names of our directors and director nominees, their ages, the year in which they first became directors, their positions with us, their principal occupations and employers for at least the past five years, any other directorships held by them during the past five years in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), or any company registered as an investment company under the Investment Company Act of 1940, as well as additional information, all of which we believe sets forth each director nominee’s qualifications to serve on the Board. There is no family relationship between and among any of our executive officers or directors. There are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any of them are elected as an officer or director, except as disclosed below.

Checkpoint adheres to the corporate governance standards adopted by The Nasdaq Stock Market (“Nasdaq”). Nasdaq rules require our Board to make an affirmative determination as to the independence of each director. Consistent with these rules, our Board undertook its annual review of director independence on January 30, 2018. During the review, our Board considered relationships and transactions during 2017 and since inception between each director or any member of his immediate family, on the one hand, and the Company and our subsidiaries and affiliates, on the other hand. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. Based on this review, our Board determined that Scott Boilen, Neil Herskowitz, and Barry Salzman are independent under the criteria established by Nasdaq and our Board.

Michael S. Weiss – Chairman of the Board of Directors

Mr. Weiss has served as Chairman of our Board of Directors since March 2015. Effective January 1, 2017, the services of Mr. Weiss as Chairman are provided under an Advisory Agreement (the “Advisory Agreement”) with Caribe BioAdvisors, LLC (see below). He also served as Interim Chief Executive Officer and President from August 2015 until October 2015 and Executive Chairman from March 2015 to December 2016. Mr. Weiss also serves as a director and Executive Vice Chairman, Strategic Development of Fortress Biotech, Inc., as Chairman of the Board of Directors and Executive Chairman of Mustang Bio, Inc., as a director of Avenue Therapeutics, Inc., and as Chairman of the Board of Directors of National Holdings Corporation. Additionally, he serves as Executive Chairman, President and Chief Executive Officer of TG Therapeutics, Inc., a company he founded in 2011. Mr. Weiss is currently Co-Portfolio Manager and Partner of Opus Point Partners, LLC, which he co-founded in 2009. He also serves as Executive Chairman, Chief Executive Officer and President of TG Therapeutics, Inc., a company he founded in 2011. From 2002 to 2009, Mr. Weiss was the Chairman and Chief Executive Officer of Keryx Biopharmaceuticals, Inc., where he helped the company acquire and develop its lead drug, Auryxia, as well as executed a strategic alliance for Auryxia with Japan Tobacco, Inc. and Torii Pharmaceutical Co., Ltd. worth more than $100 million. Mr. Weiss served as Chairman of the board of directors of National Holdings Corporation from 2011 to 2012, and from September 2016 to present. Mr. Weiss began his professional career as a lawyer with Cravath, Swaine & Moore LLP. He earned his J.D. from Columbia Law School and his B.S. in Finance from The University at Albany.

4

Effective January 1, 2017, the Board of Directors of the Company approved and authorized the execution of an Advisory Agreement with Caribe BioAdvisors, LLC (the “Advisor”), which is owned by Michael S. Weiss, to provide the Board with the advisory services of Mr. Weiss as Chairman of the Board. Pursuant to the Advisory Agreement, the Advisor will be paid an annual cash fee of $60,000, in addition to any and all annual equity incentive grants paid to members of the Board.

Scott Boilen

Scott Boilen joined our Board of Directors in April 2016. Mr. Boilen has served as the Chief Executive Officer of Allstar Products Group since 1999. He also served on the Board of Directors for the Electronic Retailing Association from 2010 to 2012 and the Board of Directors for the Food Bank for Westchester (New York) since 2009. Boilen holds a degree in Business Administration from the State University of New York at Albany and a Master’s Degree in Business Administration from Fordham University.

Neil Herskowitz

Mr. Herskowitz joined our Board of Directors in August 2015 and has served as the Chairman of our Audit Committee since September 2016. Mr. Herskowitz has served as the managing member of the ReGen Group of companies, located in New York, since 1998, which include ReGen Capital Investments LLC and Riverside Claims Investments LLC. He has also served as the President of its affiliate, Riverside Claims LLC, since June 2004. He also serves as Chairman of the board of directors of Starting Point Services for Children, a not-for-profit corporation. Mr. Herskowitz received a B.B.A. in Finance from Bernard M. Baruch College in 1978.

Lindsay A. Rosenwald, M.D.

Dr. Rosenwald has served as a member of our Board of Directors since inception. From November 2014 to August 2015, he also was our Chief Executive Officer and President. Dr. Rosenwald also serves as Chairman, President and Chief Executive Officer of Fortress Biotech, Inc., as a director of Mustang Bio, Inc., and as Chairman of the Board of Directors of Avenue Therapeutics, Inc. Dr. Rosenwald also is Co-Portfolio Manager and Partner of Opus Point Partners Management, LLC, an asset management firm in the life sciences industry, which he co-founded in 2009. Prior to that, from 1991 to 2008, he served as the Chairman of Paramount BioCapital, Inc. Over the last 23 years, Dr. Rosenwald has acted as a biotechnology entrepreneur and has been involved in the founding and recapitalization of numerous public and private biotechnology and life sciences companies. Dr. Rosenwald received his B.S. in finance from Pennsylvania State University and his M.D. from Temple University School of Medicine. Based on Dr. Rosenwald’s biotechnology and pharmaceutical industry experience and in-depth understanding of our business, the Board of Directors believes that Dr. Rosenwald has the appropriate set of skills to serve as a member of the Board in light of our business and structure.

Barry Salzman

Mr. Salzman joined our Board of Directors in January 2016. Mr. Salzman is currently a Managing Director for Compass Partners LLC, a merchant banking and financial advisory firm that specializes in middle market companies and corporate restructuring. Mr. Salzman joined Compass Partners LLC in July 2007, the same time at which he became a Board Member and Principal owner of BP Gamma Medical Supply Company.  Prior to July 2007, Mr. Salzman served as Board Chairman, President and Principal owner of Becker-Parkin Dental Supply Company.  After 20 years at Becker-Parkin, Mr. Salzman sold the company to Henry Schein Inc. (NASDAQ: HSIC).  Five months after selling Becker-Parkin, Mr. Salzman served as President of Surgery Works, LLC, formed by Compass Partners LLC to provide financial management services for Ambulatory Surgery Centers until the centers sold a controlling interest to Amsurg (NASDAQ: AMSG).  Mr. Salzman has maintained a Board seat at both Surgery Works, LLC centers and continues to work in a consulting and advisory role to Amsurg.  In 2014, Mr. Salzman founded and became President of Practice Management Works LLC and also accepted a board seat at Vivex Corporation, a private research driven Biologicals Company.  Mr. Salzman is a 1987 graduate of Brooklyn Law School and is a member in good standing of the New York Bar Association.

5

During 2017, our Board held one meeting and took eight actions by unanimous written consent. During 2017, each incumbent director who served their full term and are standing for election attended the meeting of the Board of Directors and the meetings of those committees on which each incumbent director served, in each case during the period that such person was a director. The permanent committees established by our Board of Directors are the Audit Committee and the Compensation Committee, descriptions of which are set forth in more detail below. Our directors are expected to attend each Annual Meeting of Stockholders, and it is our expectation that all of the directors standing for election will attend this year’s Annual Meeting. Last year, two of our directors attended the 2017 Annual Meeting of Stockholders.

Communicating with the Board of Directors

Our Board has established a process by which stockholders can send communications to the Board. You may communicate with the Board as a group, or to specific directors, by writing to Garrett Gray, our Corporate Secretary, at our offices located at 2 Gansevoort Street, 9th Floor, New York, NY 10014. The Corporate Secretary will review all such correspondence and regularly forward to our Board a summary of all correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence we receive that is addressed to members of our Board and request copies of any such correspondence. Concerns relating to accounting, internal controls, or auditing matters may be communicated in this manner, or may be submitted on an anonymous basis via e-mail at BOD@checkpointtx.com. These concerns will be immediately brought to the attention of our Board and handled in accordance with procedures established by our Board.

Audit Committee

The Audit Committee currently consists of Neil Herskowitz, Scott Boilen, and Barry Salzman.

The Audit Committee held 4 meetings during the fiscal year ended December 31, 2017. The duties and responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee which was recently reviewed by our Audit Committee. Our Audit Committee determined that no revisions needed to be made to the charter at this time. A copy of the Charter of the Audit Committee is available on our website, located at www.checkpointtx.com. Among other matters, the duties and responsibilities of the Audit Committee include reviewing and monitoring our financial statements and internal accounting procedures, the selection of our independent registered public accounting firm and consulting with and reviewing the services provided by our independent registered public accounting firm. Our Audit Committee has sole discretion over the retention, compensation, evaluation and oversight of our independent registered public accounting firm.

The SEC and Nasdaq have established rules and regulations regarding the composition of audit committees and the qualifications of audit committee members. Our Board of Directors has examined the composition of our Audit Committee and the qualifications of our Audit Committee members in light of the current rules and regulations governing audit committees. Based upon this examination, our Board of Directors has determined that each member of our Audit Committee is independent and is otherwise qualified to be a member of our Audit Committee in accordance with the rules of the SEC and Nasdaq.

Additionally, the SEC requires that at least one member of the Audit Committee have a “heightened” level of financial and accounting sophistication. Such a person is known as the “audit committee financial expert” under the SEC’s rules. Our Board has determined that Mr. Herskowitz is an “audit committee financial expert,” as the SEC defines that term, and is an independent member of our Board of Directors and our Audit Committee. Please see Mr. Herskowitz’s biography on page 5 for a description of his relevant experience.

6

The report of the Audit Committee can be found on page 11 of this proxy statement.

Compensation Committee

The Compensation Committee did not hold any meetings and took one action by unanimous written consent during the fiscal year ended December 31, 2017. The Compensation Committee currently consists of all independent members of our Board of Directors, with Mr. Salzman as chairman. The duties and responsibilities of the Compensation Committee are set forth in the Charter of the Compensation Committee. A copy of the Charter of the Compensation Committee is available on our website, located at www.checkpointtx.com. As discussed in its charter, among other things, the duties and responsibilities of the Compensation Committee include evaluating the performance of the Chief Executive Officer and our Principal Financial Officer, determining the overall compensation of the Chief Executive Officer and our Principal Financial Officer and administering all executive compensation programs, including, but not limited to, our incentive and equity-based plans. The Compensation Committee evaluates the performance of the Chief Executive Officer and our Principal Financial Officer on an annual basis and reviews and approves on an annual basis all compensation programs and awards relating to such officers. The Compensation Committee applies discretion in the determination of individual executive compensation packages to ensure compliance with the Company’s compensation philosophy. The Chief Executive Officer makes recommendations to the Compensation Committee with respect to the compensation packages for officers other than himself. The Compensation Committee may delegate its authority to grant awards to certain employees, and within specified parameters under the Company’s Amended and Restated 2015 Incentive Plan, to a special committee consisting of one or more directors who may but need not be officers of the Company. As of April 16, 2018, however, the Compensation Committee had not delegated any such authority. The Board may engage a compensation consultant to conduct a review of its executive compensation programs in 2018. The Committee did not engage a compensation consultant in 2017.

Nasdaq has established rules and regulations regarding the composition of compensation committees and the qualifications of compensation committee members. Our Board of Directors has examined the composition of our Compensation Committee and the qualifications of our Compensation Committee members in light of the current rules and regulations governing compensation committees. Based upon this examination, our Board of Directors has determined that each member of our Compensation Committee is independent and is otherwise qualified to be a member of our Compensation Committee in accordance with such rules.

Nominating Process

We do not currently have a nominating committee or any other committee serving a similar function. Director nominations are approved by a vote of a majority of our independent directors as required under the Nasdaq rules and regulations. Although we do not have a written charter in place to select director nominees, our Board of Directors has adopted resolutions regarding the director nomination process. We believe that the current process in place functions effectively to select director nominees who will be valuable members of our Board of Directors.

We identify potential nominees to serve as directors through a variety of business contacts, including current executive officers, directors, community leaders and stockholders. We may, to the extent they deem appropriate, retain a professional search firm and other advisors to identify potential nominees.

We will also consider candidates recommended by stockholders for nomination to our Board. A stockholder who wishes to recommend a candidate for nomination to our Board must submit such recommendation to our Corporate Secretary, Garrett Gray, at our offices located at 2 Gansevoort Street, 9th Floor, New York, New York 10014. Any recommendation must be received not less than 50 calendar days nor more than 90 calendar days before the anniversary date of the previous year’s annual meeting. All stockholder recommendations of candidates for nomination for election to our Board must be in writing and must set forth the following: (i) the candidate’s name, age, business address, and other contact information, (ii) the number of shares of common stock beneficially owned by the candidate, (iii) a complete description of the candidate’s qualifications, experience, background and affiliations, as would be required to be disclosed in the proxy statement pursuant to Schedule 14A under the Exchange Act, (iv) a sworn or certified statement by the candidate in which he or she consents to being named in the proxy statement as a nominee and to serve as director if elected, and (v) the name and address of the stockholder(s) of record making such a recommendation.

7

We believe that our Board as a whole should encompass a range of talent, skill, and expertise enabling it to provide sound guidance with respect to our operations and interests. Our independent directors evaluate all candidates to our Board by reviewing their biographical information and qualifications. If the independent directors determine that a candidate is qualified to serve on our Board, such candidate is interviewed by at least one of the independent directors and our Chief Executive Officer. Other members of the Board also have an opportunity to interview qualified candidates. The independent directors then determine, based on the background information and the information obtained in the interviews, whether to recommend to the Board that the candidate be nominated for approval by the stockholders to fill a directorship. With respect to an incumbent director whom the independent directors are considering as a potential nominee for re-election, the independent directors review and consider the incumbent director’s service during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Board. The manner in which the independent directors evaluate a potential nominee will not differ based on whether the candidate is recommended by our directors or stockholders.

We consider the following qualifications, among others, when making a determination as to whether a person should be nominated to our Board: the independence of the director nominee; the nominee’s character and integrity; financial literacy; level of education and business experience, including experience relating to biopharmaceutical companies; whether the nominee has sufficient time to devote to our Board; and the nominee’s commitment to represent the long-term interests of our stockholders. We review candidates in the context of the current composition of the Board and the evolving needs of our business. We believe that each of the current members of our Board (who are also our director nominees) has the requisite business, biopharmaceutical, financial or managerial experience to serve as a member of the Board, as described above in their biographies under the heading “Our Board of Directors.” We also believe that each of the current members of our Board has other key attributes that are important to an effective board, including integrity, high ethical standards, sound judgment, analytical skills, and the commitment to devote significant time and energy to service on the Board and its committees.

We do not have a formal policy in place with regard to diversity in considering candidates for our Board, but the Board strives to nominate candidates with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee our business.

Code of Business Conduct and Ethics

We have adopted a Code of Ethics, or the Code, which applies to all of our directors and employees, including our principal executive officer and principal financial officer. The Code includes guidelines dealing with the ethical handling of conflicts of interest, compliance with federal and state laws, financial reporting, and our proprietary information. The Code also contains procedures for dealing with and reporting violations of the Code. We have posted our Code of Ethics on our website, located at www.checkpointtx.com.

8

INDEPENDENT registered public accounting firM FEES AND OTHER MATTERS

BDO USA, LLP, the independent registered public accounting firm that audited our financial statements for the year ended December 31, 2017 has served as our independent registered public accounting firm since October 20, 2016. We expect a representative of BDO USA, LLP to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

Our Board has asked the stockholders to ratify the selection of BDO USA, LLP as our independent registered public accounting firm. See “Proposal Two: Ratification of Appointment of BDO USA, LLP as Our Independent Registered Public Accounting Firm” on page 25 of this proxy statement. The Board has reviewed the fees described below and concluded that the payment of such fees is compatible with maintaining BDO USA, LLP’s independence. All proposed engagements of BDO USA, LLP, whether for audit services, audit-related services, tax services, or permissible non-audit services, were pre-approved by our Audit Committee.

On September 27, 2016, we dismissed EisnerAmper LLP as our independent registered public accounting firm. Our Audit Committee participated in and approved this decision.

The reports of EisnerAmper LLP on our financial statements for the fiscal year ended December 31, 2015 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

During our fiscal year ended December 31, 2015 and through September 27, 2016, we did not have any disagreements with EisnerAmper LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EisnerAmper LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such time periods.

Audit Fees

For the fiscal years ended December 31, 2017 and 2016, BDO USA, LLP billed us an aggregate of $285,072 and $118,778, respectively, in fees for the professional services rendered in connection with the audit of our annual financial statements included in our Annual Report on Form 10-K for those two fiscal years, the review of our financial statements included in our Quarterly Reports on Form 10-Q during those two fiscal years, and other services provided in connection with registration statements.

For the fiscal year ended December 31, 2016, EisnerAmper LLP billed us an aggregate of $74,455 in fees for the professional services rendered in connection with the review of our financial statements included in our Quarterly Reports included in our Form 10 registration statements for the periods ended March 31, 2016 and June 30, 2016, and other services provided in connection with registration statements.

Audit-Related Fees

During the fiscal years ended December 31, 2017 and 2016, we were not billed by BDO USA, LLP or EisnerAmper LLP for any fees for audit-related services reasonably related to the performance of the audits and reviews for those two fiscal years, in addition to the fees described above under the heading “Audit Fees.”

Tax Fees

During the fiscal years ended December 31, 2017 and 2016, we were not billed by BDO USA, LLP or EisnerAmper LLP for any fees for professional services rendered for tax compliance, tax advice, and tax planning services.

All Other Fees

During the fiscal years ended December 31, 2017 and 2016, we were not billed by BDO USA, LLP or EisnerAmper LLP for any fees for services, other than those described above, rendered to us for those two fiscal years.

Pre-Approval of Services

Our Audit Committee has established a policy setting forth the procedures under which services provided by our independent registered public accounting firm will be pre-approved by our Audit Committee. The potential services that might be provided by our independent registered public accounting firm fall into two categories:

9

•	Services that are permitted, including the audit of our annual financial statements, the review of our quarterly financial statements, related attestations, benefit plan audits and similar audit reports, financial and other due diligence on acquisitions, and federal, state, and non-US tax services; and

•	Services that may be permitted, subject to individual pre-approval, including compliance and internal-control reviews, indirect tax services such as transfer pricing and customs and duties, and forensic auditing.

Services that our independent registered public accounting firm may not legally provide include such services as bookkeeping, certain human resources services, internal audit outsourcing, and investment or investment banking advice.

All proposed engagements of our independent registered public accounting firm, whether for audit services or permissible non-audit services, are pre-approved by the Audit Committee. We jointly prepare a schedule with our independent registered public accounting firm that outlines services which we reasonably expect we will need from our independent registered public accounting firm, and categorize them according to the classifications described above. Each service identified is reviewed and approved or rejected by the Audit Committee.

10

Report of THE Audit Committee

In monitoring the preparation of our financial statements, the Audit Committee met with both management and BDO USA, LLP, our independent registered public accounting firm for the year ended December 31, 2017, to review and discuss all financial statements prior to their issuance and to discuss any and all significant accounting issues. Management and our independent registered public accounting firm advised the Audit Committee that each of the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee’s review included a discussion of the matters required to be discussed pursuant to Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (“PCAOB”). Auditing Standard No. 1301 required our independent registered public accounting firm to discuss with the Audit Committee, among other things, the following:

•	Methods used to account for significant or unusual transactions;

•	The effect of any accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	The process used by management to formulate sensitive accounting estimates and the basis for the independent registered public accounting firm’s conclusion regarding the reasonableness of any such estimates; and

•	Any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures necessary in the financial statements.

The Audit Committee has discussed the independence of BDO USA, LLP, our independent registered public accounting firm for the year ended December 31, 2017, including the written disclosures made by BDO USA, LLP to the Audit Committee, as required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence.” PCAOB Rule 3526 requires the independent registered public accounting firm to (i) disclose in writing all relationships that, in the independent registered public accounting firm’s professional opinion, may reasonably be thought to bear on independence, (ii) confirm their perceived independence, and (iii) engage in a discussion of independence with the Audit Committee.

Finally, the Audit Committee continues to monitor the scope and adequacy of our internal controls and other procedures, including any and all proposals for adequate staffing and for strengthening internal procedures and controls where appropriate and necessary.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the SEC.

The Audit Committee reviewed its written charter previously adopted by our Board of Directors. Following this review, the Audit Committee determined that no changes needed to be made with respect to the Audit Committee charter at this time.

By the Audit Committee of the Board of Directors

Neil Herskowitz (Chairperson)
Scott Boilen
Barry Salzman

Dated March 14, 2018

11

OUR EXECUTIVE OFFICERS

Executive Officers

Our current executive officers are as follows:

Name	Age	Position
James F. Oliviero, III	42	Chief Executive Officer and President
William Garrett Gray	30	Vice President, Finance and Accounting and Principal Financial Officer and Corporate Secretary

No executive officer is related by blood, marriage or adoption to any other director or executive officer.

James F. Oliviero, III – Chief Executive Officer and President

James F. Oliviero, III, CFA, has been our Chief Executive Officer and President since October 13, 2015. Mr. Oliviero has over fifteen years of operational experience in the biotechnology industry. From May 2003 to September 2015, Mr. Oliviero served in a variety of leadership capacities at Keryx Biopharmaceuticals, Inc., a publicly-traded biotechnology company, most recently as its Chief Financial Officer since April 2009, where he was instrumental in the growth of the company to a market capitalization over $1 billion. During his tenure at Keryx, Mr. Oliviero oversaw all finance, accounting, investor relations, corporate governance, business development and legal matters, as well as a leading member of the design of several clinical studies and the regulatory oversight of Keryx’s new drug application for Auryxia™, which successfully obtained FDA marketing approval in 2014 and also gained EMA marketing approval. Also while at Keryx, Mr. Oliviero completed over $500 million in various public financings for the company. Prior to Keryx, from August 1999 to May 2003, Mr. Oliviero was Director of Finance for ACCESS Oncology, Inc., a privately-held biotechnology company. Mr. Oliviero began his professional career as an investment banker at ING Barings Furman Selz in New York City. Mr. Oliviero is a CFA charterholder and holds a B.B.A. in Finance with Highest Distinction from Emory University’s Goizueta Business School.

William Garrett Gray – Vice President, Finance and Accounting, Principal Financial Officer and Secretary

William Garrett Gray has served as our Vice President, Finance and Accounting since February 2016, as our Principal Financial Officer since December 2016, and as our Corporate Secretary since January 2018.  Mr. Gray joined us from Keryx Biopharmaceuticals, Inc., a publicly-traded biotechnology company, which he joined in 2013, and where he most recently served as Corporate Controller, helping grow the finance and accounting department during Keryx’s transition from a development-stage company to a fully integrated commercial organization.  Prior to joining Keryx, Mr. Gray began his professional career with Deloitte & Touche, LLP, where he served as a senior auditor.  Mr. Gray has a Bachelor of Science degree in Accounting from Lehigh University and is a Certified Public Accountant in the State of New York.

12

EXECUTIVE COMPENSATION

As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, reduced disclosure obligations regarding executive compensation in our proxy statements, including the requirement to include a Compensation Discussion and Analysis, as well as an exemption from the requirement to hold a non-binding advisory vote on executive compensation. We have elected to comply with the scaled disclosure requirements applicable to emerging growth companies. As an emerging growth company, we are permitted to limit reporting of compensation disclosure to our principal executive officer and our two other most highly compensated executive officers, which we refer to as our “named executive officers” or our “NEOs.”

Summary Compensation Table

The following table sets forth information concerning compensation paid by us to our NEOs for their services rendered to us in all capacities during the years ended December 31, 2017, 2016 and 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)	Stock Awards ($)(1)	Total ($)
James F. Oliviero III(2)	2017	430,000	—	215,000	—	645,000
Chief Executive Officer	2016	395,000	—	197,500	1,764,750	2,357,250
And President	2015	86,986	—	43,288	2,773,331	2,903,605

William Garrett Gray(3)	2017	160,000	48,000	—	—	208,000
Vice President, Finance and Accounting	2016	113,019	30,000	—	382,400	525,419

(1)	Reflects the aggregate grant date fair value of restricted stock granted during the fiscal year calculated in accordance with FASB ASC Topic 718. The grant date fair value of the stock awards is based on the fair market value of the underlying shares on the date of grant and does not take into account any estimated forfeitures. The grant date fair value of the stock awards also does not take into account any stock awards which vest upon certain corporate milestones when the “measurement date” for accounting purposes for such awards has not yet occurred and the fair value is uncertain. For such awards, stock-based compensation is measured and recorded if and when a milestone occurs, and the compensation for such awards are reflected in the table in such year the compensation is recorded.

(2)	Mr. Oliviero’s employment with us commenced on October 13, 2015. The amount reported in 2015 represents the pro rata portion of Mr. Oliviero’s annual salary from commencement of employment through December 31, 2015.

(3)	Mr. Gray commenced employment as our Vice President, Finance and Accounting on February 29, 2016 and has served as our Principal Financial Officer since December 2016. The amount reported in 2016 represents the pro rata portion of Mr. Gray’s annual salary from commencement of employment through December 31, 2016.

13

Narrative to Summary Compensation Table

Employment Agreement with Mr. Oliviero

On October 13, 2015, we entered into an employment agreement with Mr. Oliviero (the “Employment Agreement”), pursuant to which he received an initial annualized salary of $395,000. As part of his annual review in January 2018, the Board raised his base salary to $450,000 effective as of January 1, 2018. The Employment Agreement further provides for an incentive bonus linked to the realization of certain corporate milestones, to be established annually by agreement between Mr. Oliviero and our Chairman. The achievement of these milestones (as determined by the Chairman) may result in a target annual award of up to fifty percent (50%) of Mr. Oliviero’s annual salary, with a maximum annual award of up to seventy-five percent (75%). Mr. Oliviero also received a cash bonus of $100,000 upon the completion of the first public offering of our company’s stock resulting in our receipt of gross proceeds of at least $20,000,000, which occurred in March 2018. The employment agreement provides Mr. Oliviero with severance benefits upon certain terminations of employment, as described below. In each case, the severance benefits are conditioned upon Mr. Oliviero’s execution and non-revocation of a release of claims against the Company.

Equity Awards. In connection with the execution of the Employment Agreement, Mr. Oliviero received 1,000,000 restricted shares (the “Restricted Shares”), which are subject to a repurchase right in favor of the Company that lapses as such Restricted Shares vest, as described in footnote (2) to the Outstanding Equity Awards table.

Termination without Cause; Resignation for Good Reason (Not in Connection with a Change in Control). If we terminate Mr. Oliviero’s employment without “cause” or Mr. Oliviero resigns for “good reason” (as such terms are defined in the Employment Agreement), at any time other than at the time of, or within 18 months following, a change in control, then he will receive: (i) continuation of his then-current base salary for 12 months, payable in accordance with our normal payroll practices; and (ii) reimbursement for COBRA premiums for 12 months. He will also be entitled to acceleration of vesting with respect to his equity awards, as described below under “Acceleration of Vesting of Equity Awards.”

Termination without Cause; Resignation for Good Reason (In Connection with a Change in Control). If we terminate Mr. Oliviero’s employment without “cause” or Mr. Oliviero resigns for “good reason” upon the occurrence of, or within 18 months following, a change in control, then he will receive: (i) a lump sum payment equal to the sum of (A) 150% of his then-current base salary, plus (B) 150% of the actual amount (if any) of the annual bonus paid or payable to him for the year immediately preceding the year in which the termination occurs, payable in a single lump sum; and (ii) reimbursement for COBRA premiums for 12 months. He will also be entitled to acceleration of vesting with respect to his equity awards, as described below under “Acceleration of Vesting of Equity Awards.”

Termination due to Death or Disability. If Mr. Oliviero’s employment terminates as a result of his death or “disability” (as defined in the Employment Agreement), then he (or his estate, if applicable) will receive continuation of his then-current base salary for 4 months, payable in accordance with our normal payroll practices.

Employment Arrangement with Mr. Gray

Mr. Gray does not have an employment agreement, and his base salary is $170,000.

Annual Incentive Bonus

In 2017 and 2016, Mr. Oliviero was eligible to earn a target annual cash incentive equal to 50% of his base salary per the terms of his employment agreement and Mr. Gray was eligible to earn a target annual bonus equal to 20% of his base salary in 2016 and 30% of his base salary in 2017.

Mr. Oliviero’s annual cash incentive and Mr. Gray’s bonus were based upon the Company’s performance against pre-established corporate goals and objectives, which included a combination of clinical and nonclinical goals related to our products (weighted at an aggregate of 77% of the target awards) as well as other corporate development goals (weighted at 23% of the target awards), and each executive’s individual performance based upon subjective performance reviews. Also, reach goals were identified and provided additional opportunities of obtaining an annual incentive award. The goals were achieved at an aggregate level of 100% reflecting the successful achievement of clinical, nonclinical, and corporate development goals as well as some of our reach goals. Accordingly, the executives were paid 100% of their target bonus amounts. The actual amounts paid to the executives pursuant to their annual cash incentive awards and bonuses are reported in the “Summary Compensation Table” as non-equity incentive plan compensation for Mr. Oliviero and as bonus for Mr. Gray.

14

Equity Awards

The Compensation Committee has granted each of Messrs. Oliviero and Gray the following equity awards under our Checkpoint Therapeutics, Inc. Amended and Restated 2015 Incentive Plan (the “2015 Plan”).

•	On October 13, 2015, Mr. Oliviero received the Restricted Shares, which vest as described in footnote (2) to the Outstanding Equity Awards table below.

•	On December 15, 2016, Mr. Oliviero received 325,000 restricted shares, which vest as described in footnote (3) to the Outstanding Equity Awards table below.

•	On March 2, 2016, Mr. Gray received 50,000 restricted shares, which vest as described in footnote (4) to the Outstanding Equity Awards table below.

•	On December 15, 2016, Mr. Gray received 30,000 restricted shares, which vest as described in footnote (5) to the Outstanding Equity Awards table below.

Outstanding Equity Awards at 2017 Fiscal Year End

Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)		Equity Incentive plan Awards: Market or Payout Value of Unearned Shares or Units of Stock That Have Not Vested ($)(1)
Mr. Oliviero	444,444	(2)	1,724,443	555,556	(2)	2,155,557
	325,000	(3)	1,261,000	-		-
Mr. Gray	50,000	(4)	194,000	-		-
	30,000	(5)	116,400	-		-

(1)	Market value is based on $3.88 per share, the closing price of our common stock on the Nasdaq Capital Market on December 29, 2017, the last trading day of the fiscal year.

(2)	The Restricted Shares vest as follows: (i) 361,111 shares will vest on the earlier to occur of: (A) October 13, 2019 or (B) termination of Mr. Oliviero’s employment as a result of his death or disability (as defined in the Employment Agreement); (ii) 83,333 shares will vest on October 13, 2019; (iii) 111,111 shares will vest on the later to occur of (A) the Company’s achievement of fully-diluted “market capitalization” (as defined in the Employment Agreement”) of $500,000,000 or (B) April 1, 2019, provided, however, that should Executive’s (as defined in the Employment Agreement) employment with the Company terminate as a result of his death or Disability (as defined in the Employment Agreement) and prior to such termination or within four months of such termination (as provided by Section 4.5.4(iii)), any Market Capitalization milestone is achieved, the respective Shares for such achieved Market Capitalization milestone(s) shall immediately vest and become non-forfeitable; (iv) 111,111 shares will vest on the later to occur of (A) the Company’s achievement of a fully-diluted Market Capitalization (as defined in the Employment Agreement) of $750,000,000 or (B) April 1, 2019, provided, however, that should Executive’s (as defined in the Employment Agreement) employment with the Company terminate as a result of his death or Disability (as defined in the Employment Agreement) and prior to such termination or within four months of such termination (as provided by Section 4.5.4(iii)), any Market Capitalization milestone is achieved, the respective Shares for such achieved Market Capitalization milestone(s) shall immediately vest and become non-forfeitable; (v) 166,667 shares will vest on the earlier to occur of (A) the Company’s first Corporate Development Transaction (as defined in the Employment Agreement) or (B) the first FDA approval of a Company product or medical device; and, (vi) 166,667 shares will vest on the earlier to occur of (A) the Company’s second Corporate Development Transaction (as defined in the Employment Agreement) or (B) a second FDA approval of a Company product or medical device.

15

(3)	The restricted shares vest as follows: 75% on the earlier to occur of (A) December 15, 2019 or (B) termination of Mr. Oliviero’s employment as a result of his death or disability (as defined in the Employment Agreement) and 25% on December 15, 2020, subject to Mr. Oliviero’s continued employment with us on each vesting date.

(4)	The restricted shares vest as follows: 66.7% on March 2, 2019 and 33.3% on March 2, 2020, subject to Mr. Gray’s continued employment with us on each vesting date.

(5)	The restricted shares vest as follows: 75% on December 15, 2019 and 25% on December 15, 2020, subject to Mr. Gray’s continued employment with us on each vesting date.

Potential Payments upon Termination or Change in Control

As detailed above, we have an employment agreement with Mr. Oliviero that provides certain compensation and benefits in the event of a termination of his employment or change in control under certain conditions. In addition, Mr. Oliviero’s employment agreement and our equity plan provides certain equity award benefits in connection with a termination or change in control.

Acceleration of Vesting of Equity Awards

Mr. Oliviero’s Restricted Shares

•	If we terminate Mr. Oliviero’s employment without “cause” or Mr. Oliviero resigns for “good reason,” at any time other than at the time of, or within 18 months following, a change in control, then (i) his unvested equity awards that would have vested if he had continued employment for one year after his date of termination will become fully vested and he will have 12 months following his date of termination to exercise any outstanding stock options; and (ii) his Restricted Shares subject to the Market Capitalization Milestone and the FDA Approval Milestone, to the extent outstanding as of the date of termination, will remain outstanding for a period of 6 months following the date of termination and to the extent that such milestones are achieved during such 6-month period, such Restricted Shares will vest.

•	If we terminate Mr. Oliviero’s employment without “cause” or Mr. Oliviero resigns for “good reason” upon the occurrence of, or within 18 months following, a change in control, then all of his unvested equity awards will become fully vested and he will have 12 months following the date of termination to exercise any outstanding stock options.

•	If Mr. Oliviero’s employment terminates as a result of his death or “disability,” then (i) his unvested equity awards that would have vested if he had continued employment for one year after his date of termination will become fully vested and he will have 12 months following his date of termination to exercise any outstanding stock options; and (ii) his Restricted Shares subject to the Market Capitalization Milestone and the FDA Approval Milestone, to the extent outstanding as of the date of termination, will remain outstanding for a period of 4 months following the date of termination and to the extent that such milestones are achieved during such 4-month period, such Restricted Shares will vest.

16

•	All of the Restricted Shares will vest upon the earlier occurrence of a change in our control in which the company is valued in excess of $500,000,000 (on a fully-diluted basis).

Other Awards Granted under the 2015 Incentive Plan

•	Unless otherwise provided in an award certificate or any special plan document governing an award, upon the occurrence of a change in control of our company, (i) all outstanding options, SARs and other awards in the nature of rights that may be exercised will become fully exercisable, (ii) all time-based vesting restrictions on outstanding awards will lapse; and (iii) the payout opportunities attainable under all outstanding performance-based awards will vest based on target performance and the awards will pay out on a pro rata basis, based on the time elapsed prior to the change in control.

•	The Compensation Committee may, in its discretion, accelerate the vesting and/or payment of any awards for any reason, subject to certain limitations under Section 409A of the Internal Revenue Code. The Compensation Committee may discriminate among participants or among awards in exercising such discretion.

DIRECTOR COMPENSATION

Director Compensation Program

In January 2016, our directors adopted a Non-Employee Directors Compensation Plan, which was amended and restated in July 2017, for our non-employee directors pursuant to our Amended and Restated 2015 Incentive Plan. Our non-employee directors receive the following compensation:

Cash Compensation:

•	$50,000 annual retainer; and

•	$10,000 additional annual retainer for the Audit Committee Chair.

Equity Compensation:

•	Initial Equity Grant: 50,000 shares of restricted stock, which shares shall vest and become non-forfeitable in equal annual installments over three years, beginning on the third (3rd) anniversary of the grant date, subject to the director’s continued service on the board of directors on such date.

•	Re-Election Equity Grant: The greater of (i) a number of shares of restricted stock having a fair market value on the grant date of $50,000, or (ii) 10,000 shares of restricted stock, which shares shall vest and become non-forfeitable on the third (3rd) anniversary of the grant date, subject to the director’s continued service on the board of directors on such date.

In addition, each non-employee director receives reimbursement for reasonable travel expenses incurred in attending meetings of our board of directors and meetings of committees of our board of directors.

17

2017 Director Compensation Table

The following table sets forth the cash and other compensation we paid to the non-employee members of our Board of Directors for all services in all capacities during 2017.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Neil Herskowitz	60,000	325,800	385,800
Barry Salzman	50,000	54,300	104,300
Scott Boilen	50,000	54,300	104,300
Michael S. Weiss(3)	60,000	54,300	114,300
Lindsay A. Rosenwald	25,000	97,500	122,500

(1)	Represents cash retainer for serving on our Board and committees of the Board.

(2)	Reflects the aggregate grant date fair value of restricted stock granted during the fiscal year calculated in accordance with FASB ASC Topic 718.

(3)	Reflects the compensation paid under an Advisory Agreement with Caribe BioAdvisors, LLC for the service of Mr. Weiss as Chairman of the Board.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of our Compensation Committee are Barry Salzman, Scott Boilen and Neil Herskowitz. No member of our Compensation Committee during fiscal year 2017 or as of the date of this proxy statement, is or has been an officer or employee of Checkpoint, nor has any member of our Compensation Committee had any relationship with Checkpoint requiring further disclosure.

During the last fiscal year, none of our executive officers served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, whose executive officers either served as a member of our Compensation Committee or our Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of the shares of our common stock to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of any Forms 3, 4 or 5 that they file. The SEC rules require us to disclose late filings of initial reports of stock ownership and changes in stock ownership by our directors, executive officers and 10% stockholders. Based solely on a review of copies of the Forms 3, 4 and 5 furnished to us by reporting persons and any written representations furnished by certain reporting persons, we believe that during the fiscal year ended December 31, 2017, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% stockholders were completed in a timely manner, except for the following filings: Neil Herskowitz, a director, filed a Form 4 on January 19, 2017 reporting a January 13, 2017 grant of shares of the Company’s common stock for service on the Company’s Board of Directors; and Fortress Biotech, Inc., a 10% stockholder, filed a Form 4 on June 7, 2017 reporting a March 17, 2017 grant of shares of the Company’s common stock pursuant to the Founders Agreement.

18

RELATED-PERSON TRANSACTIONS

The following is a summary of each transaction or series of similar transactions since the inception of Checkpoint to which it was or is a party and that:

•	the amount involved exceeded or exceeds $120,000 or is greater than 1% of our total assets; and

•	any of our directors or executive officers, any holder of 5% of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

Effective March 17, 2015, we entered into a Founders Agreement with Fortress, which was amended and restated on July 11, 2016 (the “Founders Agreement”). The Founders Agreement provides, that in exchange for the time and capital expended in the formation of Checkpoint and the identification of specific assets the acquisition of which resulted in the formation of a viable emerging growth life science company, the Company assumed $2.8 million in debt that Fortress accumulated for expenses and costs of forming Checkpoint, and the Company shall also: (i) issue annually to Fortress, on the anniversary date of the Founders Agreement, shares of common stock equal to two and one-half percent (2.5%) of the fully-diluted outstanding equity of Checkpoint at the time of issuance; (ii) pay an equity fee in shares of common stock, payable within five (5) business days of the closing of any equity or debt financing for Checkpoint or any of its respective subsidiaries that occurs after the effective date of the Founders Agreement and ending on the date when Fortress no longer has majority voting control in Checkpoint’s voting equity, equal to two and one-half percent (2.5%) of the gross amount of any such equity or debt financing; and (iii) pay a cash fee equal to four and one half percent (4.5%) of Checkpoint’s annual net sales, payable on an annual basis, within ninety (90) days of the end of each calendar year. In the event of a change in control (as such term is defined in the Founders Agreement), Checkpoint will pay a one-time change in control fee equal to five (5x) times the product of (i) monthly net sales for the twelve (12) months immediately preceding the change in control and (ii) four and one-half percent (4.5%). The Founders Agreement has a term of fifteen years, after which it automatically renews for one year periods unless Fortress gives the Company notice of termination. The Founders Agreement will also automatically terminate upon a change of control.

In October 2017, the Founder’s Agreement was further amended to change the issuance date of the Annual Equity Fee from the anniversary date of the Agreement to January 1 of each year beginning in 2018. The Annual Equity Fee payable on January 1, 2018 will be prorated such that it will only be payable for the portion of 2017 between March 17, 2017 and December 31, 2017.

Effective March 17, 2015, we entered into a Management Services Agreement (the “MSA”) with Fortress. Pursuant to the terms of the MSA, for a period of five (5) years, Fortress will render advisory and consulting services to the Company. Services provided under the MSA may include, without limitation, (i) advice and assistance concerning any and all aspects of Checkpoint’s operations, clinical trials, financial planning and strategic transactions and financings and (ii) conducting relations on behalf of the Company with accountants, attorneys, financial advisors and other professionals (collectively, the “Services”). The Company is obligated to utilize clinical research services, medical education, communication and marketing services and investor relations/public relation services of companies or individuals designated by Fortress, provided those services are offered at market prices. However, the Company is not obligated to take or act upon any advice rendered from Fortress and Fortress shall not be liable for any of our actions or inactions based upon their advice. Fortress and its affiliates, including all members of the its Board of Directors, have been contractually exempt from fiduciary duties to the Company relating to corporate opportunities. In consideration for the Services, the Company will pay Fortress an annual consulting fee of $0.5 million (the “Annual Consulting Fee”), payable in advance in equal quarterly installments on the first business day of each calendar quarter in each year, provided, however, that such Annual Consulting Fee shall be increased to $1.0 million for each calendar year in which the Company has net assets in excess of $100 million at the beginning of the calendar year. For the years ended December 31, 2017, 2016 and 2015, we recognized approximately $0.5 million, $0.5 million and $0.4 million, respectively in expense on its Statements of Operations related to the MSA.

Michael S. Weiss, our Chairman of the Board of Directors, is currently Executive Vice Chairman of Fortress. The MSA and Founders Agreements were negotiated with Fortress.

19

As of December 30, 2016, the Board of Directors of the Company, approved and authorized the execution of an advisory agreement effective as of January 1, 2017 (the “Advisory Agreement”) with Caribe BioAdvisors, LLC (the “Advisor”), owned by Michael S. Weiss, the Chairman of our Board, to provide the board advisory services of Mr. Weiss as Chairman of the Board.  Pursuant to the Advisory Agreement, the Advisor will be paid an annual cash fee of $60,000, in addition to any and all annual equity incentive grants paid to members of the Board.

On August 17, 2015, we entered into a full service consulting agreement with Chord to provide advisory accounting services to us. Under the terms of the agreement, we pay Chord $7,500 per month to perform back office accounting functions, accounting analysis and financial reporting. Either party upon 30-days written notice can terminate the agreement. In addition to these services, Mr. Horin, a Managing Partner of Chord, previously served as our Interim Chief Financial Officer. Chord also provides advisory accounting services to Fortress under a separate agreement. Effective as of December 15, 2016, Mr. David Horin stepped down as our interim Chief Financial Officer.

In connection with the license agreement with Dana-Farber, on March 3, 2015, we entered into a Global Collaboration Agreement with TGTX to develop and commercialize the anti-PD-L1 and anti-GITR antibody research programs in the field of hematological malignancies. We retain the right to develop and commercialize these antibodies in solid tumors. Michael Weiss, Chairman of the Board of Directors of Checkpoint and Fortress’ Executive Vice Chairman, Strategic Development, is also the Executive Chairman, President and Chief Executive Officer and a stockholder of TGTX. Under the terms of the Global Collaboration Agreement, TGTX paid us $500,000, representing an upfront licensing fee, and we are eligible to receive substantive potential milestone payments up to an aggregate of approximately $21.5 million for each product upon TGTX’s successful achievement of certain clinical development, regulatory and first commercial sale milestones. This is comprised of up to approximately $7.0 million upon TGTX’s successful completion of clinical development milestones, and up to approximately $14.5 million upon first commercial sales in specified territories. In addition, we are eligible to receive up to an aggregate of $60.0 million upon TGTX’s successful achievement of certain sales milestones based on aggregate net sales, in addition to royalty payments based on a tiered high single digit percentage of net sales. Following the second anniversary of the effective date of the agreement, we will receive an annual license maintenance fee, which is creditable against milestone payments or royalties due to us. We recognized $84,000, $42,000 and $590,000, respectively, for the years ended December 31, 2017, 2016 and 2015, in revenue from its collaboration agreement with TGTX in the Statements of Operations.

In connection with the license agreement with NeuPharma, Inc., on March 17, 2015, Fortress entered into an Option Agreement with TGTX, which was assigned to us on the same date, granting TGTX the right, but not the obligation to enter into a global collaboration to develop and commercialize NeuPharma’s patents to a library of EGFR inhibitors in the field of hematological malignancies. We would retain the right to develop and commercialize the EGFR inhibitors in solid tumors. Under the terms of the Option Agreement, TGTX paid us $25,000, representing consideration for granting the option. If the option is exercised, we are eligible to receive up to an aggregate of approximately $14.5 million upon TGTX’s successful achievement of certain clinical development and regulatory milestones under a collaboration agreement. In addition, we are eligible to receive up to an aggregate of $40.0 million upon TGTX’s successful achievement of certain sales milestones based on aggregate net sales by TGTX, in addition to royalty payments based on a tiered mid to high-single digit percentage of net sales by TGTX. The Option Agreement will expire on December 31, 2018, unless both parties agree to extend the option period.

Also in connection with the license agreement with NeuPharma, we entered into a Sponsored Research Agreement with NeuPharma for certain research and development activities. Effective January 11, 2016, TGTX agreed to assume all costs associated with this Sponsored Research Agreement and paid us for all amounts we paid NeuPharma previously. For the years ended December 31, 2017 and 2016, we recognized approximately $0.6 million and $1.0 million, in revenue in connection with the Sponsored Research Agreement in the Statements of Operations. There was no related revenue recognized during 2015.

On February 23, 2016, we closed on proceeds of $0.6 million in a private placement of shares and warrants to Opus Point Healthcare Fund GP, LLC, a fund managed by OPPM, a related party. The financing involved the sale of units, each consisting of 10,000 shares of common stock and a warrant exercisable for 3,500 shares of common stock at an exercise price of $7.00 per share, for a purchase price of $45,000 per unit. The warrants have a five-year term and are only exercisable for cash. Due to the absence of a placement agent in this transaction, the net proceeds to, and warrants issued by, us were consistent with terms of the December 2015 third-party financing which included the payment of fees and issuance of warrants to a placement agent.

20

In connection with the license agreement with Jubilant, we entered into a sublicense agreement with TGTX to develop and commercialize the compounds licensed in the field of hematological malignancies, while we retain the right to develop and commercialize these compounds in the field of solid tumors. Under the terms of the sublicense agreement, TGTX paid us $1.0 million, representing an upfront licensing fee, and we are eligible to receive substantive potential milestone payments up to an aggregate of approximately $87.2 million upon TGTX’s successful achievement of clinical development and regulatory milestones. This is comprised of up to approximately $25.5 million upon TGTX’s successful completion of three clinical development milestones for two licensed products, and up to approximately $61.7 million upon the achievement of five regulatory approvals and first commercial sales in specified territories for two licensed products. In addition, we are eligible to receive potential milestone payments up to an aggregate of $89.0 million upon TGTX’s successful achievement of three sales milestones based on aggregate net sales by TGTX, for two licensed products, in addition to royalty payments based on a mid-single digit percentage of net sales by TGTX. TGTX also pays us for 50% of IND enabling costs and patent expenses. For the years ended December 31, 2017 and 2016, we recognized $1.0 million and $1.5 million, respectively, in revenue related to the sublicense agreement in the Statements of Operations. There was no related revenue recognized during 2015.

Fortress Financing Arrangements Affecting our Company

On February 27, 2015, Fortress executed a Note Purchase Agreement with NSC Biotech Venture Fund I LLC (“Investor”) and issued a note in favor of the Investor. In connection with the Founders Agreement, we assumed $2,791,831 under the note and issued 139,592 warrants to purchase our common stock, which was equal to twenty-five percent (25%) of the amount of note proceeds we received from Fortress divided by the lowest price at which we next sold common stock. In February 2016, we paid $2,811,412, representing repayment of the assumed note principal and accrued interest as of the date of payment.

 March 2018 Common Stock Offering

National Securities Corporation acted as the sole underwriter in connection with our offering of common stock which closed on March 12, 2018. An affiliate of Fortress holds a majority interest in National Securities Corporation and we are a majority controlled subsidiary of Fortress. As a result, National Securities Corporation was deemed to have a “conflict of interest” under Rule 5121(f)(5) of FINRA. Accordingly, the offering was conducted in accordance with the applicable provisions of Rule 5121, which requires, among other things, that a “qualified independent underwriter” participate in the preparation of, and exercise the usual standards of “due diligence” with respect to, the registration statement and prospectus. Lake Street agreed to act as a “qualified independent underwriter” within the meaning of Rule 5121 in connection with the offering.

21

STOCK OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS, AND 5% BENEFICIAL OWNERS

The following table shows information, as of April 16, 2018, concerning the beneficial ownership of our common stock by:

•	each person we know to be the beneficial owner of more than 5% of our common stock;

•	each of our current directors;

•	each of our NEOs shown in our Summary Compensation Table; and

all current directors and NEOs as a group.

As of April 16, 2018, there were 25,015,088 shares of our common stock outstanding and 7,000,000 shares of our Class A common stock outstanding. In order to calculate a stockholder’s percentage of beneficial ownership, we include in the calculation those shares underlying options or warrants beneficially owned by that stockholder that are vested or that will vest within 60 days of April 16, 2018. Shares of restricted stock are deemed to be outstanding. Options or warrants held by other stockholders that are not attributed to the named beneficial owner are disregarded in this calculation. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares of our common stock. Unless we have indicated otherwise, each person named in the table below has sole voting power and investment power for the shares listed opposite such person’s name, except to the extent authority is shared by spouses under community property laws.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner (1)	Number of Shares and Nature of Beneficial Ownership		Percentage of Total Common Stock
Michael S. Weiss	510,000	(2)	2.0	%(2)
James F. Oliviero	1,650,000		6.6%
William Garrett Gray	130,000		0.5%
Lindsay A. Rosenwald, M.D.	510,000	(2)	2.0	%(2)
Neil Herskowitz	60,000		0.2%
Barry Salzman	60,000		0.2%
Scott Boilen	89,999	(3)	0.4%
All executive officers and directors as a group	2,009,999	(4)	8.0	%(4)
5% or Greater Stockholders:
Fortress Biotech, Inc.	3,426,791	(5)	13.7%
Dr. Wayne Marasco, MD, PhD	1,539,303		6.2%

(1)	The address of each of the directors, officers and owners of 5% or more of our common stock listed is c/o Checkpoint Therapeutics, Inc., 2 Gansevoort Street, 9th Floor, New York, NY 10014.

(2)	Includes 500,000 warrants issued by Fortress to each of Mr. Weiss and Dr. Rosenwald that cover shares of our common stock that are owned by Fortress. These do not represent equity compensation by us to either Mr. Weiss or Dr. Rosenwald.

(3)	Includes 7,777 vested warrants exercisable at $7.00 per share.

(4)	Includes 7,777 vested warrants held by Mr. Boilen exercisable at $7.00 per share. The total calculation for all executive officers and directors as a group does not include Mr. Weiss’ and Dr. Rosenwald’s warrants, which have not yet been exercised. The shares underlying the warrants are currently held by Fortress and are included in the 3,426,791 shares of common stock shown as held by Fortress.

(5)	Includes 1,000,000 shares of common stock underlying the warrants granted by Fortress to Mr. Weiss and Dr. Rosenwald.

22

	Class A Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership	Percentage of Total Class A Common Stock
Fortress Biotech, Inc.	7,000,000	100.0%

The Company is authorized to issue 50,000,000 common shares with a par value of $0.0001 per share, of which 15,000,000 shares are designated as “Class A common stock”. Dividends are to be distributed pro-rata to the Class A and common stock holders. The holders of common stock are entitled to one vote per share of common stock held. The Class A common stock holders are entitled to a number of votes per share equal to 1.1 times a fraction the numerator of which is the sum of the shares of outstanding common stock and the denominator of which is the number of shares of Class A common stock. Accordingly, the holder of shares of Class A common stock will be able to control or significantly influence all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions. Each share of Class A common stock is convertible, at the option of the holder thereof, into one fully paid and non-assessable share of common stock subject to adjustment for stock splits and combinations.

All outstanding and issued Class A common stock is presently held by Fortress. As such, the following table shows information, as of April 16, 2018, concerning the aggregated beneficial ownership on an as-converted basis of Fortress, inclusive of both its common stock and Class A common stock:

	Common Stock Beneficially Owned Assuming Conversion of Class A Common to Common
Name and Address of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership		Percentage of Total Common Stock
Fortress Biotech, Inc.	10,426,791	(1)	32.6	%(2)

(1) Assumes one-for-one conversion of 7,000,000 shares of Class A common stock to 7,000,000 shares of common stock.

(2) Calculated by aggregating 3,426,791 shares of common stock outstanding plus 7,000,000 shares of Class A common stock outstanding (Fortress’ aggregated ownership on an as-converted basis), divided by 32,015,088.

23

PROPOSAL ONE

ELECTION OF DIRECTORS; NOMINEES

Our Bylaws provide that the Board shall consist of not more than nine nor less than one member, as determined from time to time by resolution of the Board. Our Board currently consists of five members. The nominated directors are: Michael S. Weiss, Scott Boilen, Neil Herskowitz, Lindsay A. Rosenwald, M.D., and Barry Salzman. For information about each of the nominees and our Board generally, please see “Corporate Governance-Our Board of Directors” beginning on page 4. If elected, the nominees will hold office until the next annual meeting and until a respective successor is elected and has been qualified, or until such director resigns or is removed from office. Management expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, your proxy will be voted for the election of another nominee to be designated by a majority of the independent directors serving on our Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED “FOR” ALL OF THE NOMINEES. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF COMPANY COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE ELECTION OF THE NOMINEES.

24

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board is submitting the selection of BDO USA, LLP as our independent registered public accounting firm to the stockholders for ratification at our Annual Meeting. Stockholder ratification of our independent registered public accounting firm is not required by our Bylaws or otherwise. If BDO USA, LLP is not ratified as our independent registered public accounting firm by a majority of the shares present or represented by proxy, the Audit Committee will review its future selection of an independent registered public accounting firm. BDO USA, LLP will still serve as our independent registered public accounting firm for the year ending December 31, 2018, if it is not ratified by our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2018. THE AFFIRMATIVE VOTE OF THE MAJORITY OF SHARES PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE MEETING AND ENTITLED TO VOTE ON THE SUBJECT MATTER IS REQUIRED FOR THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP.

25

PROPOSAL THREE

APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Overview

Our Amended and Restated Certificate of Incorporation (the “Certificate”) currently authorize us to issue 50,000,000 shares of common stock, par value $0.0001 per share, of which 15,000,000 shares are designated as “Class A Common Stock”.

Our Board of Directors has approved, and is seeking stockholder approval of, an amendment to our Certificate (the “Amendment”) to increase the number of shares of common stock authorized for issuance by 10,000,000 shares, bringing the total number of authorized shares of common stock to 60,000,000 shares and decrease the number of shares designated “Class A Common Stock” from 15,000,000 to 7,000,000. The text of the proposed Amendment is attached hereto as Appendix A.

Other than the proposed increase in the number of authorized shares of common stock and decrease in the number of shares designated “Class A Common Stock”, the Amendment is not intended to modify the rights of existing stockholders in any material respect. The additional shares of common stock to be authorized pursuant to the Amendment would have rights identical to the currently outstanding common stock of the Company. Our stockholders do not currently have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders.

The Board of Directors has unanimously determined that the Amendment is advisable and in the best interests of the Company and our stockholders, and recommends that our stockholders approve the Amendment.

Reasons for Increase

The Board of Directors believes that it is prudent to increase the authorized number of shares of common stock in order to maintain a reserve of shares available for immediate issuance to meet business needs, such as a strategic acquisition opportunity or equity offering, promptly as they arise. The Board of Directors believes that maintaining such a reserve will save time and money in responding to future events requiring the issuance of additional shares of common stock, such as strategic acquisitions or future equity offerings.

All authorized but unissued shares of common stock will be available for issuance from time to time for any proper purpose approved by the Board of Directors (including issuances in connection with issuances to raise capital, effect acquisitions or stock-based employee benefit plans), without further vote of the stockholders, except as required under applicable law or the Nasdaq Marketplace Rules. There are currently no arrangements, agreements or understandings for the issuance of the additional shares of authorized common stock except for issuances in the ordinary course of business. The Board of Directors does not presently intend to seek further stockholder approval of any particular issuance of shares unless such approval is required by law or the Nasdaq Marketplace Rules.

If the Proposed Amendment is approved by the stockholders, it will become effective upon filing and recording of a Certificate of Amendment as required by the Delaware General Corporation Law.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK BY 10,000,000 SHARES FROM 50,000,000 TO 60,000,000 and decrease the number of shares designated “Class A Common Stock” from 15,000,000 to 7,000,000.

26

ADDITIONAL INFORMATION

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and 2017 Annual Report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at: Checkpoint Therapeutics, Inc., 2 Gansevoort Street, New York, New York 10014, Attn: Garrett Gray. You may also contact us at (781) 652-4500.

If you want to receive separate copies of the proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

Stockholder Proposals for Our 2019 Annual Meeting

Only proper proposals under Rule 14a-8 of the Exchange Act which are timely received will be included in the proxy materials for our next annual meeting. In order to be considered timely, such proposal must be received by our Corporate Secretary, Garrett Gray, at 2 Gansevoort Street, New York, New York 10014, no later than December 31, 2018. We suggest that stockholders submit any stockholder proposal by certified mail, return receipt requested.

Our Bylaws require stockholders to provide advance notice to the Company of any stockholder director nomination(s) and any other matter a stockholder wishes to present for action at an annual meeting of stockholders (other than matters to be included in our proxy statement, which are discussed in the previous paragraph). In order to properly bring business before an annual meeting, our Bylaws require, among other things, that the stockholder submit written notice thereof complying with our Bylaws to Garrett Gray, our Corporate Secretary, at the above address, not less than 50 days nor more than 90 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 (as discussed above) no sooner than March 15, 2019, and no later than April 24, 2019. If a stockholder fails to provide timely notice of a proposal to be presented at our 2019 Annual Meeting of Stockholders, the proxy designated by our Board will have discretionary authority to vote on any such proposal that may come before the meeting.

Other Matters

Our Board does not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the person named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

We will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our officers and employees may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

Incorporation of Information by Reference

The Audit Committee Report contained in this proxy statement is not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended or the Exchange Act, except to the extent that we specifically incorporate such information by reference. Our Annual Report on Form 10-K for the year ended December 31, 2017, delivered to you together with this proxy statement, is hereby incorporated by reference.

27

APPENDIX A

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CHECKPOINT THERAPEUTICS, INC.

Checkpoint Therapeutics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: That the Corporation’s original Certificate of Incorporation was filed on November 10, 2014.

SECOND: That the Board of Directors of the Corporation duly adopted resolutions by written consent proposing and declaring advisable the amendment of the Amended and Restated Certificate of Incorporation of the Corporation, as follows:

The first paragraph of ARTICLE IV of the Amended and Restated Certificate of Incorporation be replaced and amended in its entirety to read as follows:

1.                  Common Stock. The total number of shares of capital stock that the Corporation shall have the authority to issue is sixty million (60,000,000) shares of Common Stock, with $0.0001 par value, of which seven million (7,000,000) shares are designated as “Class A Common Stock” (the “Class A Common Stock”). The powers, preferences and relative participating, optional and other special rights of the respective classes of the Corporation’s capital stock or the holders thereof and the qualifications, limitations and restrictions thereof are as follows:

THIRD: That the stockholders of the Corporation approved and adopted such amendments by written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

FOURTH: That such amendment of the Amended and Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

28

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Amended and Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer this ____ day of June, 2018.

CHECKPOINT THERAPEUTICS, INC.

By:
James F. Oliviero, President and CEO

29